Combined Financial Statements of HANNON ARMSTRONG’S INVESTMENTS WITH ENGIE HOLDINGS INC. For the year ended December 31, 2019 and Independent Auditors’ Report

1 Ernst & Young LLP 5 Houston Center Suite 2400 1401 McKinney Houston, TX 77010 Tel: +1 713 750 1500 Fax: +1 713 750 1501 Report of Independent Auditors To the Members of Jupiter Equity Holdings LLC We have audited the accompanying combined financial statements of Hannon Armstrong’s Investments with Engie Holdings Inc., which comprise the combined statement of financial position as of December 31, 2019, and the related combined statements of comprehensive income, changes in equity and cash flows for the year ended December 31, 2019, and the related notes to the combined financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Hannon Armstrong’s Investments with Engie Holdings Inc. at December 31, 2019, and the combined results of its operations and its cash flows for the year ended December 31, 2019, in conformity with U.S. generally accepted accounting principles. March 16, 2021

See accompanying notes to the combined financial statements 2 HANNON ARMSTRONG’S INVESTMENTS WITH ENGIE HOLDINGS INC. Combined Statement of Financial Position As at December 31, 2019 December 31, Notes 2019 Assets Current Assets: Cash and cash equivalents $ 191,759,663 Trade and other receivable 2 8,117,406 Due from affiliates 4 66,800,078 Prepaid expenses and other assets 1,974,314 Total Current Assets 268,651,461 Property, plant and equipment 3 1,552,097,631 Long-term derivative assets 6 41,078,791 Total Assets $ 1,861,827,883 Liabilities and Equity Current Liabilities Trade payables and accrued liabilities $ 142,782,670 Due to affiliates 4 79,162,759 Current portion of lease liabilities 5 4,040,547 Total Current Liabilities 225,985,976 Long-term lease liabilities 5 52,631,271 Long-term derivative liabilities 6 7,293,069 Provisions 11 20,268,688 Total Liabilities 306,179,004 Equity Partnership equity 10 1,293,679,685 Non-controlling interest 261,969,194 Total Liabilities and Equity $ 1,861,827,883

See accompanying notes to the combined financial statements 3 HANNON ARMSTRONG’S INVESTMENTS WITH ENGIE HOLDINGS INC. Combined Statement of Comprehensive Income For the year ended December 31, 2019 December 31, Notes 2019 Revenue Revenue from contracts with customers 8 $ 78,683,577 Finance income 464,753 79,148,330 Expenses Operating and maintenance 5,199,055 General and administration 144,300 Finance costs 692,690 Depreciation 5,011,032 11,047,077 Net income and total comprehensive income $ 68,101,253 Net income (loss) attributable to: Non-controlling interest $ (9,555,079) ENGIE 77,656,332 $ 68,101,253

See accompanying notes to the combined financial statements 4 HANNON ARMSTRONG’S INVESTMENTS WITH ENGIE HOLDINGS INC. Combined Statement of Changes in Equity For the year ended December 31, 2019 Non-controlling Interest ENGIE Total Balance at January 1, 2019 $ - $ 192,721,764 $ 192,721,764 Net income (loss) (9,555,079) 77,656,332 68,101,253 Contributions for the year 271,600,408 1,241,301,589 1,512,901,997 Distributions for the year (76,135) (218,000,000) (218,076,135) Balance at December 31, 2019 $ 261,969,194 $ 1,293,679,685 $ 1,555,648,879

See accompanying notes to the combined financial statements 5 HANNON ARMSTRONG’S INVESTMENTS WITH ENGIE HOLDINGS INC. Combined Statement of Cash Flows For the year ended December 31, 2019 December 31, Notes 2019 Cash provided by (used in) Operating activities: Net income for the year $ 68,101,253 Adjustments for: Depreciation 5,011,032 Non-cash lease expenses 1,237,578 Gain on derivative instruments (79,414,547) Cash interest received 460,904 Cash interest paid (435,543) Changes in operating working capital 7 27,819,458 22,780,135 Financing activities: Members' distributions (218,055,198) Members' contributions 1,512,901,997 1,294,846,799 Investing activities: Purchase of property, plant and equipment (1,125,867,271) (1,125,867,271) Net change in cash 151,739,847 Cash and cash equivalents, beginning of the year - Cash and cash equivalents, end of the year $ 191,759,663 Non-cash transactions: Property, plant and equipment purchase accrual $ 110,118,984

HANNON ARMSTRONG'S INVESTMENTS WITH ENGIE HOLDINGS INC.

Notes to the Combined Financial Statements
For the year ended December 31, 2019

Business Information

These financial statements present, on a combined basis, the financial results of entities in which Hannon Armstrong Sustainable Infrastructure Capital, Inc. (Hannon) has made investments with ENGIE Holdings Inc. (ENGIE). In 2019, ENGIE was developing, designing, constructing, commissioning and operating and maintaining a portfolio of thirteen utility-scale wind and solar projects (Utility-Scale Projects) of approximately 2.3 gigawatts (GW) spread across five states and four competitive Independent Service Operator (ISO) markets including Electric Reliability Council of Texas (ERCOT) and Southwest Power Pool (SPP), as well as a distributed generation solar portfolio of ground mount, rooftop and carport solar projects of approximately 70 megawatts (MW) in the United States (DG Solar Projects).

Below is the project status summary as of December 31, 2019,

Utility-Scale Projects	Type	Entity Location	Status	Capacity (MW)
Seymour Hills Wind Project, LLC (Seymour Hills)	Wind	ERCOT North	Operating	30
Solomon Forks Wind Project, LLC (Solomon Forks)	Wind	SPP South	Operating	276
East Fork Wind Project, LLC (East Fork)	Wind	SPP South	Construction	196
Jumbo Hill Wind Project, LLC (Jumbo Hill)	Wind	ERCOT West	Construction	161
King Plains Wind Project, LLC (King Plains)	Wind	SPP South	Construction	248
Triple H Wind Project, LLC (Triple H)	Wind	SPP South	Construction	250
Prairie Hill Wind Project, LLC (Prairie Hill)	Wind	ERCOT North	Construction	300
Las Lomas Wind Project, LLC (Las Lomas)	Wind	ERCOT South	Construction	202
ENGIE Long Draw Solar LLC (Long Draw)	Solar	ERCOT West	Construction	225
Anson Solar Center, LLC (Anson)	Solar	ERCOT West	Construction	200
DG Solar Projects	**Type**	**Entity Location**	**Status**	**Capacity (MW)**
Rooftop, carport, ground-mount projects	Solar	U.S. (MA, VT, NM, TX & CA)	Construction	31

6

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 7 On May 17, 2019, a tax equity investor (Seymour Hill Class A Member) and the Seymour Hills Class B Member, LLC (Seymour Hills Class B Member) amended and restated the Seymour Hills Wind Holdco, LLC Limited Liability Company Agreement (“Seymour Hills LLCA”). Under the Seymour Hills LLCA, the Seymour Hills Class A Member and the Seymour Hills Class B Member funded the costs to develop, procure and construct Seymour Hills in exchange for all the Seymour Hills Class A and Seymour Hills Class B units, respectively, of Seymour Hills Wind Holdco, LLC (Seymour Hills Holdco). On July 31, 2019, a group of tax equity investors (Solomon Forks Class A Member) with Solomon Forks Class B Member, LLC (Solomon Forks Class B Member) amended and restated the Solomon Forks Limited Liability Company Agreement (“Solomon Forks LLCA”). Under the Solomon Forks LLCA, the Solomon Forks Class A Member and the Solomon Forks Class B Member funded the costs to develop, procure and construct Solomon Forks in exchange for all of the Class A and Class B units, respectively, of Solomon Forks Wind Holdco, LLC (Solomon Forks Holdco). Seymour Hills Class A Member and Solomon Forks Class A Member are collectively referred herein as Tax Equity Investor or the Non-Controlling Interest of the Partnership (Tax Equity Investor or Non- Controlling Interest). In 2019, Seymour Hills and Solomon Forks each signed Operations and Maintenance Agreement (O&M), and Asset Management Agreement (AMA) with ENGIE Generation North America LLC (EGNA), a related party, in which the Partnership appointed EGNA as Operator, and Asset Manager, respectively, of both projects. Seymour Hills and Solomon Forks met the qualifications to earn the Production Tax Credit (“PTC”) under the U.S. Internal Revenue Service’s Renewable Electricity Production Tax Credit program. On October 3, 2019, Jupiter Wind Holdco LLC and Jupiter Solar Holdco LLC were formed by the Jupiter Wind Class B Member, LLC (Jupiter Wind Class B Member) and Jupiter Solar Class B Member, LLC (Jupiter Solar Class B Member), respectively. On June 17, 2020, ENGIE Jupiter Holdings LLC (ENGIE Jupiter), a wholly owned subsidiary of ENGIE formed Jupiter Equity Holdings LLC (Jupiter Partnership), which is the indirect parent of the Utility-Scale Projects. On July 1, 2020, Hannon through its subsidiary, HA Jupiter LLC, entered into the Project Capital Contribution Agreement (PCCA) with ENGIE Jupiter to acquire 49% of the equity interest in the Jupiter Partnership as the Class A Units, and ENGIE Jupiter’s interest in the Jupiter Partnership was converted to the Class B Units. On September 25, 2020, ESA Managing Member Phase V, LLC (ESA), a wholly owned subsidiary of ENGIE, formed Project Company FinCo Phase V, LLC (DG Solar Partnership) to continue developing, constructing and operating DG Solar Projects.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 8 On December 1, 2020, Phase V Class A LLC, an affiliate of Hannon, entered into an Amended and Restated Limited Liability Company Agreement (DG Solar A&R LLCA) with ESA to acquire an 85% equity interest in the DG Solar Partnership as the Class A Units, and ESA’s interest in the DG Solar Partnership was converted into the Class B Units. The combined Jupiter Partnership and DG Solar Partnership are herein referred to collectively as the Partnership. The Partnership’s registered head office is located at 1360 Post Oak Blvd., Suite 400, Houston, TX 77056.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 9 1. Significant accounting policies Principles of Combination and Basis of Presentation The combined financial statements of the Partnership have been prepared in accordance with the significant accounting policies noted below using the recognition and measurement principles of U.S. generally accepted accounting principles (“GAAP”). The combined financial statements have been prepared on a historical cost basis, unless otherwise stated in the accounting policies or note disclosures to follow. The combined financial statements are presented in U.S. dollars, unless otherwise indicated. Use of Estimates The preparation of the combined financial statements in compliance with GAAP requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Partnership’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 1(j) and 1(k). The accounting policies set out below have been applied consistently to the combined financial statements, unless otherwise indicated. The accounting policies have been applied consistently by all entities. (a) Basis of combination Where the Partnership has the power, either directly or indirectly, to govern the financial and operating policies of another entity or business to obtain benefits from its activities, it is classified as a subsidiary. The combined financial statements present the results of the Partnership and its subsidiaries as if they formed a single entity. Inter-company balances, transactions, and any income and expenses arising from inter-company transactions within the group are eliminated in preparing the combined financial statements.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 10 The combined financial statements include the following subsidiaries of the Partnership, all entities listed here are 100% owned by the Partnership, Name Relationship Jupiter Partnership Parent of Jupiter Renewable Partners LLC  Jupiter Renewable Partners LLC Parent of Jupiter Wind Class B, Solomon Forks Class B, Seymour Hills Class B and Jupiter Solar Class B o Jupiter Wind Class B Member LLC (Jupiter Wind Class B) Parent of Jupiter Wind Holdco  Jupiter Wind Holdco LLC (Jupiter Wind Holdco) Parent of East Fork, Jumbo Hill, King Plains, Triple H, Prairie Hill and Las Lomas  East Fork  Jumbo Hill  King Plains  Triple H  Prairie Hill  Las Lomas o Solomon Forks Class B Parent of Solomon Forks Holdco  Solomon Forks Holdco Parent of Solomon Forks  Solomon Forks o Seymour Hills Class B Parent of Seymour Hills Holdco  Seymour Hills Holdco Parent of Seymour Hills  Seymour Hills o Jupiter Solar Class B Member LLC (Jupiter Solar Class B) Parent of Jupiter Solar Holdco  Jupiter Solar Holdco LLC (Jupiter Solar Holdco) Parent of Long Draw and Anson  Long Draw  Anson Name Relationship DG Solar Partnership Parent of various rooftop, carport, ground-mount projects  Various rooftop, carport, ground- mount projects

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 11 (b) Property, plant and equipment Property, plant and equipment (“PP&E”) are recorded at cost less accumulated depreciation. Cost (including construction in progress) includes all expenditures that are directly attributable to the acquisition of the asset. Borrowing costs that are directly attributable to the construction of the qualifying asset are capitalized as part of the cost of the asset until the asset is capable of carrying out its intended use. Depreciation commences once the wind turbine or solar module is in operation. Depreciation is provided at rates designated to depreciate the cost of the assets over their estimated useful lives as follows: Asset Basis Rate Computer equipment Straight line 3 years Transportation equipment Straight line 4-8 years Plant equipment Straight line 20-30 years Building Straight line 30-35 years Right-of-use assets Straight line up to 30 years The useful lives, residual values and depreciation methods are reviewed at the end of each financial year. (c) Revenue recognition The Partnership provides wind and solar energy to its customers through long-term Virtual Power Purchase Agreements (VPPAs) for Utility-Scale Projects and Power Purchase Agreements (PPAs) for DG Solar Projects. Revenues from VPPAs that do not qualify as derivatives under ASC 815, Derivatives and Hedging (ASC 815) are accounted for under ASC 606, Revenue from Contracts with Customers (ASC 606) effective January 1, 2019. Revenues from PPAs that are determined to be leases are accounted for under ASC 842, Leases. Revenue from PPAs that are determined not to be leases and other revenue arrangements are accounted for under ASC 606. Under ASC 606, revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services using a five-step model to achieve that principle. In addition, the standard requires disclosures to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 requires revenue to be recognized according to the following steps: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract and (5) recognition of revenue when, or as, the Partnership satisfies a performance obligation. Electricity revenue sold under VPPAs for Utility-Scale Projects are recognized based on meter readings that measure the MW produced each month multiplied by the VPPAs’ contract price and ultimately settled at the Entity Location. VPPAs are structured to financially settle the electricity portion of the contract and physically settle the environmental attributes (Renewable Energy Credits or “RECs”)

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 12 generated by the Utility-Scale Projects. The physical sale of MWs occurs in real-time at the point of interconnection into the Entity Location. Revenue is recognized when the Partnership meets the contract conditions, the energy is delivered, the price is fixed or determinable, and collection is reasonably assured in line with agreed upon payment terms which are typically due within 30 days. Interest income is recognized as it is earned. The Partnership makes no representations, warranties, refunds, or obligations for services beyond its commoditized services of power generation or negotiated hedge contracts. (d) Income taxes The Partnership is a limited liability company treated as a pass-through entity for federal and state tax purposes. Under the tax regulations in the United States of America, the Partnership itself is not subject to federal, state, and local income taxes except for Texas gross margin tax. Accordingly, federal, state, and local income taxes have not been provided for in the accompanying combined financial statements. Each member is responsible for reporting its allocable share of the member’s income, gains, losses, deductions, and credits in its individual tax return. The Partnership is required to file federal and partnership tax returns in the State of Texas and Kansas, and individual states for DG Projects. (e) Financial instruments Financial instruments and derivatives are recognized, measured and presented in accordance with ASC 480, Distinguishing liabilities from equity (ASC 480), ASC 815 and Topic 210, Balance Sheet. Financial assets are composed of loans and receivables carried at amortized cost, including trade, other and affiliated company receivables, assets from contracts with customers and financial assets measured at fair value through income, including derivative financial instruments. Financial assets are broken down into current and non-current assets in the combined statements of financial position. Financial liabilities include due to affiliated companies, trade and other payables, derivative financial instruments, and other financial liabilities. Financial liabilities are broken down into current and non- current liabilities in the combined statements of financial position. Current financial liabilities primarily include: • Financial liabilities with a settlement or maturity date within 12 months of the combined statement of financial position date • Financial liabilities in respect of which the Partnership does not have an unconditional right to defer settlement for at least 12 months after the combined statement of financial position date • Commodity derivatives with a settlement or maturity date within 12 months of the combined statement of financial position date Borrowings are measured at amortized cost; any difference between proceeds, net of transaction costs, and the redemption value is recognized in the combined statement of comprehensive income over the period of the borrowings using the effective interest method.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 13 The Partnership’s financial instruments consist primarily of cash, trade receivables, trade payables and accrued liabilities, related party transactions and commodity instruments, and other financial obligations. The book values of cash, trade receivables, trade payables and accrued liabilities, and other financial obligations are representative of their respective fair values due to the short-term nature of these instruments. (f) Tax equity Solomon Forks Holdco and Seymour Hills Holdco raised tax equity project financing whereby the tax credits and other tax-related incentives generated by the projects primarily go to the Tax Equity Investor. The Tax Equity Investor is entitled to substantially all of the tax benefits of Solomon Forks and Seymour Hills until the point in time which their Class A Units are determined, based on the procedure set forth in the Solomon Forks LLCA and Seymour Hills LLCA to have realized an after tax Internal Rate of Return (IRR) equal to the target IRR (Flip Point). The Class B Member of Solomon Forks Holdco and Seymour Hills Holdco has an exclusive and irrevocable option to purchase all of the Class A Units based on the fair market value of such Class A Units around the end of the last day of the month in which the Flip Point occurs (Flip Date). According to ASC 480, the tax equity amount is classified as Non-Controlling Interest within equity on the combined statements of financial position. (g) Impairment of property, plant and equipment At the end of each reporting period, the Partnership reviews the carrying amount of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss and their carrying amount may not be recoverable in accordance with GAAP. An impairment loss would be determined when estimated undiscounted future pre-tax cash flows from the use of the asset or group of assets are less than its carrying amount. In estimating future undiscounted cash flows, the Partnership uses historical cash flows, the expected growth rate of revenue and expenses, the expected effect of capital expenditures, and the estimated remaining useful life of the assets, holding periods, and future market and economic conditions. Measurement of an impairment loss is based on the excess of the carrying amount of the asset or group of assets over the long-lived assets fair value. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized immediately in net income. (h) Provisions Provisions, including asset retirement obligations, are recognized when the Partnership has a present obligation (legal or constructive) as a result of a past event, it is probable that the Partnership will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 14 In the course of the Partnership's operations, wind turbines, solar panels and other assets are utilized on leased premises. Often, costs are expected to be incurred associated with decommissioning these assets and restoring the location where these assets are situated upon ceasing their use on those premises. The provision for asset retirement obligation represents the present value of the future obligation that the Partnership has under easement agreements. The Partnership records a provision for the present value of the expected obligation at the decommissioning date and recognizes a dismantling asset as the matching entry for the provision. Assumptions related to the amount and timing of cash flows required to satisfy the Partnership's future legal obligations include labor costs based on current marketplace wages and the rate of inflation over the expected years to settlement; the length of facility lease renewal periods and probability of such renewals; and the appropriate discount rate to present value the future cash flows. Upon removal of the asset and settlement of the liability, any costs incurred are charged against the recorded liability with any difference from the recorded amount recognized in the combined statement of comprehensive income. (i) Adoption of new accounting standards ASC 842 – Leases In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) ("ASU 2016-02"). Under this new guidance, lessees will be required to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of greater than twelve months. The guidance requires qualitative disclosures along with certain specific quantitative disclosures for both lessees and lessors. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), and ASU No. 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”), to provide additional guidance for the adoption of Topic 842. The ASU and its related amendments are effective for fiscal years beginning after December 15, 2019, with early adoption permitted, and are effective for interim periods in the year of adoption. The ASU should be applied using a modified retrospective approach, which requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented with an option to use certain practical expedients. The Partnership has evaluated the impact of this new guidance and reviewed lease or possible lease contracts and evaluated contract related processes. The Partnership adopted ASU 2016-02 effective January 1, 2019. (j) Accounting estimates Management has made estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities at the date of the combined financial statements. Actual results could differ from those estimates. Estimates are involved in determining the useful lives of PP&E. These estimates take into account economic conditions, as well as technical and commercial obsolescence and changes in market

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 15 demand. Changes in these estimates could affect future net income because of revised depreciation expense, as well as the combined statement of financial position through the carrying value of PP&E. Management must make estimates for the asset retirement obligation provision. Specifically, management must estimate the amount of the obligation at the end of the useful life of the assets, as well as the discount rate to be used. In making the estimate of the amount of the eventual obligation, management has considered the value of guarantees required to be posted. Changes in the estimate of the provision primarily affect the Provisions and PP&E balances on the combined statement of financial position, however there will also be an impact on net income through the depreciation and finance costs line items. (k) Areas of judgment The following are the critical judgments, apart from those involving estimates, that management has made in the process of applying the Partnership’s accounting policies and that have the most significant effect on the amounts recognized in the combined financial statements. Judgment is involved in determining whether any provisions should be required, including provisions for asset retirement obligations. Management must assess whether there are any legal or constructive obligations either through contract, legislation, or past actions. If obligations do exist, this will affect the combined statement of financial position and combined statement of comprehensive income through the accrual of costs, as well as future cash flows. Judgement is involved in assessing whether there is any indication that an asset may be impaired. This assessment is made based on an analysis of, amongst other factors, changes in the market or business environment, events that have transpired that have impacted the asset and information from internal reporting. 2. Revenue As at December 31, 2019, the Partnership’s trade and other receivables included $377,757 due from customers of Solomon Forks and Seymour Hills, and other receivables of $7,739,649 due from the non- controlling interest shareholders.

HANNON ARMSTRONG'S INVESTMENT WITH ENGIE HOLDINGS INC.

Notes to the Combined Financial Statements
For the year ended December 31, 2019

3. Property, plant and equipment

Net carrying amount

		December 31, 2019
Plant equipment	$	376,017,046
Construction in progress		1,118,605,080
Transportation equipment		196,164
Computer equipment		435,734
Building and improvement		1,466,468
Right-of-use assets		55,377,139
	$	1,552,097,631

Gross book value

		Balance at January 1, 2019		Additions		Asset Retirement Obligation		Balance at December 31, 2019
Plant equipment	$	3,266,250	$	375,301,852	$	2,374,665	$	380,942,767
Construction in progress		362,622,090		741,561,531		14,421,459		1,118,605,080
Transportation equipment		-		215,635		-		215,635
Computer equipment		-		480,742		-		480,742
Building and improvements		-		1,487,300		-		1,487,300
Right-of-use assets		-		55,567,327		-		55,567,327
	$	365,888,340	$	1,174,614,387	$	16,796,124	$	1,557,298,851

Accumulated depreciation

		Balance at January 1, 2019		Additions		Asset Retirement Obligation		Balance at December 31, 2019
Plant equipment	$	-	$	4,877,942	$	47,779	$	4,925,721
Transportation equipment		-		19,471		-		19,471
Computer equipment		-		45,008		-		45,008
Building and improvements		-		20,832		-		20,832
Right-of-use assets		-		190,188		-		190,188
	$	-	$	5,153,441	$	47,779	$	5,201,220

Construction in progress consists mainly of machinery, equipment and spare parts for the wind and solar projects, of which approximately $14 million were from DG Solar Projects.

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HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 17 4. Related party balances and transactions During the year, the Partnership has undertaken transactions with related parties, which include the partners and associated companies. Occasionally the related parties will pay expenses on behalf of the Partnership and the Partnership is billed for these costs. Related party transactions are summarized as follows: 2019 Asset management fees $ 410,833 Operations management fees 5,515,885 Construction development costs 371,405,870 Other expenses 746,374 $ 378,078,962 Construction costs of $376,820,922 were capitalized as part of property, plant and equipment. As of December 31, 2019, the Partnership has the following related party receivables, 2019 ENGIE IR Holdings $ 46,888,205 ENGIE Solar NA LLC 17,904,950 ENGIE Energy Marketing NA, Inc. 1,660,435 Other affiliates 346,488 $ 66,800,078 As at December 31, 2019, the Partnership has the following related party payables and accrued liabilities, 2019 ENGIE IR Holdings $ 51,432,325 SoCore Energy LLC/ENGIE Services U.S. Inc. 14,013,990 ENGIE Solar NA LLC 11,467,826 ENGIE North America Inc. 729,807 Other affiliates 1,518,811 $ 79,162,759

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 18 5. Lease Liabilities The Partnership has entered into easements and land lease agreements with private landowners. The Partnership recognizes lease expense on a straight-line basis, excluding short-term and variable lease payments which are recognized on the combined statement of comprehensive income as incurred. The Partnership also carried out an assessment of the lease term, including whether the renewal or termination was probable to be exercised which was made on a case by case basis. The Partnership’ s lease liabilities as of December 31, 2019 were as: December 31, 2019 Total leases liabilities $ 56,671,818 Less: current portion (4,040,547) Long-term lease liabilities $ 52,631,271 December 31, 2019 Operating lease costs $ 2,477,100 The Partnership’s operating leases do not contain an implicit interest rate that can be readily determined. Therefore, the Partnership used the incremental borrowing rate ranging from 6.1% to 7.1% that was established under the Partnership’s tax equity funding and extrapolated for 30 years lease term which is consistent with the useful life of the property, plant and equipment. The future minimum lease commitments as of December 31, 2019 are presented in the table below. Such commitments are reflected at undiscounted values and are reconciled to the discounted present value on the combined balance sheet as follows: 2020 $ 4,205,341 2021 3,414,338 2022 3,425,627 2023 3,437,074 2024 3,577,592 Remaining through 2049 114,182,917 Less: Imputed interest (75,571,071) Total lease liability $ 56,671,818

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 19 6. Fair value of financial instruments The Partnership ’s financial instruments and derivatives consist primarily of cash and cash equivalents, trade and other receivables, accounts payable and accrued liabilities, and commodity instruments. The book values of cash, trade and other receivables, accounts payables and accrual liabilities are representative of their respective fair values due to the short-term nature of these instruments. The Partnership entered VPPAs for financial swaps and PPAs to manage its exposure to power and REC price risk. The Partnership recognizes its derivative instruments as assets or liabilities at fair value in the combined statement of financial position, unless either the physical PPA qualifies for the “Normal Purchase Normal Sale” (NPNS) scope exception to derivative accounting or a VPPA does not meet the definition of a derivative. Contracts used in normal business operations that are settled by physical delivery, among other criteria, are eligible and may be designated as NPNS. As NPNS contracts qualify for a scope exception to derivative accounting, contracts associated with the sale of energy are recognized as electricity sales when revenue recognition criteria are met. The statement of financial position items measured at fair value are classified based on the significance of the inputs used in making the measurements: Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly Level 3 - inputs for the asset or liability that are not based on observable market data There were no transfers between levels during the year. The financial assets or liabilities that are measured at fair value are classified in level 3. Five of the VPPAs meet the definition of derivative under ASC 815. The table below shows the allocation of derivative assets and liabilities to the different levels in the fair value hierarchy. December 31, 2019 Level 1 Level 2 Level 3 Total Total derivative assets at fair value through income $ - $ - $ 41,078,791 $ 41,078,791 Total derivative liabilities at fair value through income - - (7,293,069) (7,293,069) $ - $ - $ 33,785,722 $ 33,785,722

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 20 The Partnership utilizes the market approach and income approach to measure the fair value of these contracts. Inputs include quoted prices, forecasted market prices, and if those sources are unavailable, valuation models available from industry sources, and appropriate valuation adjustment methodologies. Certain valuation models include as inputs forward commodity and basis prices, which extend beyond the period for which liquid market pricing is available. In those cases, the Partnership extrapolates forwards specific to individual commodities and markets. The movement of level 3 values are as follows: Assets Liabilities Level 3 Fair value – January 1, 2019 $ - $ (45,628,825) Transfers in/(out) - - Gain (loss) recorded through earnings 41,078,791 38,335,756 Settlements - - Level 3 fair value – December 31, 2019 $ 41,078,791 $ (7,293,069) The gain or loss recorded through earnings and the earnings impact of settlements in the table above are recorded in the revenue from contracts with customers on the combined statement of comprehensive income. Level 3 valuations are developed, maintained, and validated by the Partnership according to the Partnership’s established policies and procedures. These valuations include the use of unobservable inputs. Unobservable inputs, which are related to observable inputs, such as illiquid portions of forward prices or volatility curves, are updated monthly using industry-standard techniques, such as extrapolation, combining observable forward inputs supplemented by historical market and other relevant data. The Level 3 fair value associated within the power contracts that have been Marked-to-Market (MtM) includes VPPAs at December 31, 2019. The forward prices of these contracts become illiquid in unobservable periods, as the longest term of these contracts extends beyond 2030.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 21 The significant unobservable inputs used in the valuation of the Partnership contracts categorized as level 3 of the fair value hierarchy at December 31, 2019, are as follows, Commodity Contract type Net MtM ($) Valuation technique Significant observable input Range Power Forward contracts $ 51,282,305 Discounted cash flow Illiquid pricing in unobservable periods $0- $140/MWh REC Forward contracts (17,496,583) Discounted cash flow Illiquid pricing in unobservable periods $0.76-$0.81/right Total $ 33,785,722 7. Combined net change of cash flows The net change in operating working capital consists of the following: 2019 Trade and other receivables $ (8,117,406) Due from affiliates (66,800,078) Prepaid expenses and other assets (1,974,314) Trade payables and accrued liabilities 104,711,256 $ 27,819,458

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 22 8. Financial Instruments Categories of financial instruments - The Partnership’s financial assets and liabilities are categorized as follows: December 31, 2019 Assets at amortized cost Fair value through profit or loss Financial Liabilities at amortized cost Total Cash and cash equivalents $ 191,759,663 $ - $ - $ 191,759,663 Trade and other receivables 8,117,406 - - 8,117,406 Due from affiliates 66,800,078 - - 66,800,078 Derivative assets - 41,078,791 - 41,078,791 Trade payables and accrued liabilities - - (142,782,670) (142,782,670) Due to affiliates - - (79,162,759) (79,162,759) Derivative liabilities - (7,293,069) - (7,293,069) Long-term lease liabilities - - (56,671,818) (56,671,818) Provision - - (20,268,688) (20,268,688) $ 266,677,147 $ 33,785,722 $ (298,885,935) $ 1,576,934 (a) Interest rate risk: Interest rate risk is the risk that the value of a financial instrument will fluctuate due to changes in market interest rates. Interest rate risk is minimal as the Partnership does not have any external debt. (b) Market risk: Market risk arises primarily from two types of commodity risks: price risk resulting from fluctuations in market prices, and volume risk inherent to the business. For disclosure purposes, volume risk is not considered a market risk. To manage the price risk, the Partnership has entered into VPPAs as an economic hedge to reduce the Partnership’s commodity price risk. In 2019, the Partnership recorded the following unrealized and realized losses as the revenue from contracts with customers in the combined statement of comprehensive income, 2019 Realized amount of economic hedges $ - Unrealized change in economic hedges 79,414,547 Impact on combined statement of comprehensive income $ 79,414,547

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 23 Market price risk arises primarily as the result of volatility in market price. The Partnership has the risk of fluctuation in merchant price of the electricity sold. The Partnership has managed this risk by having a hedge contract to swap the variable price with the fixed price. (c) Credit risk: Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Credit risk results from a combination of payment risk (failure to pay for services or deliveries carried out), delivery risk (failure to deliver services or products paid for), and the risk of replacing contracts in default (known as mark-to-market exposure, i.e., the cost of replacing the contract in conditions other than those initially agreed). The Partnership maintains credit risk policies that govern the management of credit risk. These policies require an evaluation of a potential counterparty’s financial condition, credit rating, and other quantitative and qualitative criteria; this evaluation results in establishing credit limits or collateral requirements prior to entering into an agreement with a counterparty. Additionally, the Partnership has established controls to determine and monitor the appropriateness of these limits on an ongoing basis. Risk mitigation tools include, but are not limited to, the use of standardized master contracts and agreements that allow for netting of exposures across commodities, rights to margin, and termination upon the occurrence of certain events of default. Credit risk arising on operating activities is managed via standard mechanisms, such as third-party guarantees, netting agreements, and margin calls, using dedicated hedging instruments or special prepayment and debt recovery procedures. The Partnership is not exposed to significant credit risk as all its cash is maintained with a major US bank which the partnership believes lessens the credit risk, and five of the VPPAs determined as derivative contracts do not pose significant concentrations of credit risk. The maximum exposure to credit risk is limited to $266,677,147 of cash, trade and other receivables and due from affiliates at December 31, 2019. No allowance has been recorded by management on trade receivables due to all sales made to reputable institutions. There is no history of non-payments from the customers. The balance of trade and other receivables at December 31, 2019 is $8,117,406 and is classified as current.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 24 (d) Liquidity risk: Liquidity risk is the risk that the Partnership will not have sufficient cash resources to meet its financial obligations as they come due. As of December 31, 2019, the Partnership has cash of $191,759,663 to meet its financial obligations when due. December 31, 2019 Less than 1 year 2-5 years More than 5 years Total Trade payables and accrued liabilities $ 142,782,670 $ - $ - $ 142,782,670 Due to affiliates 79,162,759 - - 79,162,759 Long-term lease liabilities 4,205,341 13,854,631 114,182,917 132,242,889 Provision - - 223,864,289 223,864,289 $ 226,150,770 $ 13,854,631 $ 338,047,206 $ 578,052,607 9. Offsetting of financial derivative instrument assets and liabilities Financial assets and liabilities are presented in accordance with the standard netting agreements present in the Partnership’s commodity contracts, which allow it to settle trade and other receivables and accounts payable and accrued liabilities from counterparties on a net basis by counterparty, by contract. The right to set off across commodities exists only in the event of a default by one of the parties to the contract. The following tables demonstrate the impacts of offsetting recognized derivative assets and liabilities as permitted when the ability and intent to settle such assets and liabilities on a net basis exists. Assets Liabilities Gross and net amounts of derivatives recognized on the combined statement of financial position $ 41,078,791 $ (7,293,069) Total net derivative amount $ 41,078,791 $ (7,293,069) There is no cash collateral or other guarantees or letter of credits to reduce the Partnership’s gross derivative exposure.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 25 10. Capital disclosures The Partnership's objective when managing capital is to maintain a strong capital base and provide an adequate return to its partners. The Partnership considers the items included in equity as capital and is not subject to any capital requirements imposed by a regulator. The Partnership manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust its capital structures, the Partnership may issue new partnership units, sell assets to settle liabilities or return capital to its partners. The Partnership applies the Hypothetical Liquidation Book Value (HLBV) method to attribute net assets to the Solomon Forks Class A Member and Solomon Forks Class B Member, Seymour Hills Class A Member and Seymour Hills Class B Member, as this method most closely mirrors the economics of the governing contractual arrangements of Solomon Forks Holdco and Seymour Hills Holdco. Under HLBV, Solomon Forks Holdco and Seymour Hills Holdco allocate their net income or loss to each investor based on the change during the reporting period for the net assets each investor is entitled to under the governing contractual arrangements in a liquidation scenario. HLBV schedules are prepared and calculate the amount each of the Class A and the Class B members would receive if the partnerships were liquidated at book value at the end of the reporting period. The allocated amount to each partner during the period is book income or loss allocated to that partner after adjustment for distributions. The HLBV has a flip rate also noted as a hurdle rate, used as IRR, which is a predetermined rate of cash and income ownership between the Class A and the Class B members of Solomon Forks Holdco and Seymour Hills Holdco. The current flip rate is 6.25% and 6.75% (Flip Rate) for Solomon Forks Holdco and Seymour Hills Holdco, respectively. The Partnership reports the net income (loss) attributable to the Tax Equity Investor as income (loss) attributable to non-controlling interest in the combined statement of comprehensive income. The Tax Equity Investor’s balance including contributions, distributions, and allocation of net income is reflected as non-controlling interest on the combined statement of financial position. 11. Commitments and provisions Easements and Leases - The Partnership has easements and lease agreements with third parties related to the privately-owned land where the wind turbines, or solar panels, and related equipment have been installed and are operating. The annual payments under each easement are based on the minimum royalty payment calculated on installed capacity and acreage of the respective easement. The variable portion of the easements are not included in the measurement of lease liabilities. Service and Maintenance Agreement - The Jupiter Partnership has long term service and maintenance agreements with third parties for Utility-Scale Projects.

HANNON ARMSTRONG'S INVESTMENT WITH ENGIE HOLDINGS INC.
Notes to the Combined Financial Statements
For the year ended December 31, 2019

Asset Retirement Obligation - The provisions for asset retirement obligation represent the present value of the future obligations that the Partnership has under easement and lease agreements. The Partnership records a provision for the present value of the expected obligation at the decommissioning date and recognizes a dismantling asset as the matching entry for the provision. The amount of the provision is adjusted each period to reflect the impact of unwinding of the discount and to reflect changes in the expected obligation based on new or improved information.

The Partnership's asset retirement obligation as at December 31, 2019 are listed below.

		2019
Balance, start of the year	$	5,640,915
Accretion		206,314
Addition		14,421,459
Balance, end of the year	$	20,268,688

The asset retirement obligation was established using the following assumptions,

Expected costs	$	223,864,289
Discount rate		6.1% - 7.1%
Expected remediation years		2049-2050

O&M and AMA – Solomon Forks and Seymour Hills had entered into O&M and AMA with EGNA, in which Solomon Forks and Seymour Hills appointed EGNA as Operator and Asset Manager of both projects. Under the O&M Agreement, EGNA provides operation and maintenance services necessary to operate and maintain these two projects, as well as any development and construction management services for the projects' capital improvements. Under the AMA, EGNA provides administrative, financial, legal, regulatory, and governmental services to Solomon Forks and Seymour Hills.

12. Subsequent events

The Partnership has evaluated subsequent events through March 16, 2021, which is the date on which the combined financial statements were approved and authorized for issuance.

In March 2020, the World Health Organization recognized the novel strain of coronavirus, COVID-19, as a pandemic. This COVID-19 outbreak has severely restricted the level of economic activity around the world. In response to this outbreak, the Partnership implemented several business continuity and pandemic response plans and shared that plan with the customers. To date, the Partnership is unsure of the impacts of COVID-19 and continues to monitor this situation.

On April 2, 2020, each of the Jupiter Wind Holdco subsidiaries signed O&M with EGNA, in which these subsidiaries appointed EGNA as the Operator. Under the O&M Agreement, EGNA provides operation

26

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 27 and maintenance services necessary to operate and maintain these projects, as well as any development and construction management services for the projects’ capital improvements. On the same day, Jupiter Wind Holdco and each of its subsidiaries signed AMA with EGNA, in which Jupiter Wind Holdco and each of its subsidiaries appointed EGNA as their Asset Manager. EGNA provides administrative and financial, legal, regulatory and governmental services to these projects under AMA. On April 3, 2020, each of the Jupiter Solar Holdco subsidiaries signed O&M with EGNA, in which these subsidiaries appointed EGNA as the Operator. Under the O&M Agreement, EGNA provides operation and maintenance services necessary to operate and maintain these projects, as well as any development and construction management services for the projects’ capital improvements. On the same day, each of the Jupiter Solar Holdco subsidiaries signed AMA with EGNA, in which Jupiter Solar Holdco and each of its subsidiaries appointed EGNA as their Asset Manager. EGNA provides administrative and financial, legal, regulatory and governmental services to these projects under AMA. On April 3, 2020, a group of tax equity investors (Jupiter Wind Class A Member) and Jupiter Wind Class B Member amended and restated Jupiter Wind Holdco’s Limited Liability Company Agreement (Jupiter Wind LLCA). Under the Jupiter Wind LLCA, the Jupiter Wind Class A and the Jupiter Wind Class B members had funded the costs to develop, procure and construct the Utility-Scale Projects in exchange for all the Class A units and Class B units, respectively. On April 9, 2020, Jumbo Hill and East Fork were dropped into Jupiter Wind Holdco and began their commercial operation. On June 17, 2020, ENGIE Jupiter formed Jupiter Partnership to continue developing, constructing and operating Utility-Scale Projects. On July 1, 2020, Hannon through its subsidiary, HA Jupiter LLC, entered into the PCCA with ENGIE Jupiter to acquire 49% of the equity interest in the Jupiter Partnership as the Class A Units, and ENGIE Jupiter’s interest in the Jupiter Partnership was converted to the Class B Units. On September 25, 2020, ESA formed DG Solar Partnership. On October 8, 2020, a group of tax equity investors (Jupiter Solar Class A Member) and Jupiter Solar Class B Member amended and restated Jupiter Solar Holdco’s Limited Liability Company Agreement (Jupiter Solar LLCA). Under the Jupiter Solar LLCA, the Jupiter Solar Class A and the Jupiter Solar Class B members had funded the costs to develop, procure and construct the utility-scale solar projects in exchange for all the Jupiter Solar Class A and Class B units, respectively. Long Draw was dropped into Jupiter Solar Holdco on the same day. King Plains and Triple H reached commercial operation on November 20 and November 23, 2020, respectively.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 28 On November 25, 2020, King Plains and Triple H were dropped into Jupiter Wind Holdco. On December 1, 2020, Phase V Class A LLC, an affiliate of Hannon, entered into DG Solar A&R LLCA with ESA to acquire an 85% equity interest in the DG Solar Partnership as the Class A Units, and ESA’s interest in the DG Solar Partnership was converted into the Class B Units. On December 3, 2020, Anson was dropped into Jupiter Solar Holdco. On December 17, 2020, Prairie Hill reached commercial operation and was dropped into Jupiter Wind Holdco. On December 30, Las Lomas was dropped into Jupiter Wind Holdco. On December 31, 2020, Las Lomas and ENGIE Energy Market NA, Inc. (EEMNA), a wholly owned subsidiary of ENGIE, entered into the Tracking Account Transaction Confirmation (Las Lomas Tracking Account). Starting January 1, 2021, EEMNA may periodically advance funds to Las Lomas for up to $12.5 million when Las Lomas production is less than the forecast, or the real-time settlement price is less than the price specified in Las Lomas VPPA. The Las Lomas Tracking Account ends on December 31, 2032. On December 31, 2020, Anson and EEMNA entered into the Tracking Account Transaction Confirmation (Anson Tracking Account). Starting January 1, 2021, EEMNA may periodically advance funds to Anson for up to $4 million when Anson production is less than the forecast, or the real-time settlement price is less than the price specified in Anson VPPA. The Anson Tracking Account ends on December 31, 2032. On December 31, 2020, Anson, Long Draw and Las Lomas all reached commercial operation. Throughout 2020, Hannon, ENGIE, the Tax Equity Investor together with Jupiter Wind Class A Member and Jupiter Solar Class A Member, collectively invested approximately $2.5 billion to fund the construction of the Utility-Scale Projects and DG Solar Projects. In the same year, the Partnership distributed approximately $1.9 billion in total to Hannon, ENGIE and Tax Equity Investor. On February 11, 2021, Hannon contributed approximately $21.7 million to DG Solar Partnership. In the week of February 14, 2021, Texas, where some of the Utility-Sale Projects are located, faced an unprecedented statewide power outage caused by extreme winter weather and snowstorm, leaving many homes and businesses on a rolling blackout of power and water for about a week. ERCOT, the agency that oversees Texas’s electric grid, declared the state of energy emergency because of lower power supply and high demand due to the cold weather. The Partnership experienced some operational challenges and worked with ERCOT, turbine and solar manufacturers, and customers to review and mitigate the potential economic impact. To date, the Partnership is unsure about the total impacts and continues working with all the stakeholders.

HANNON ARMSTRONG’S INVESTMENT WITH ENGIE HOLDINGS INC. Notes to the Combined Financial Statements For the year ended December 31, 2019 29 On February 26, 2021, the Tax Equity Investor contributed $7.8 million in total to Solomon Forks Holdco and Seymour Hills Holdco.